CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-167388, 333-157417, 333-140238 and 333-104105) on Form S-8 and Registration Statements (No. 333-166277, 333-148779, 333-146691 and 333-138405) on Form S-3 of Senesco Technologies, Inc. and Subsidiary of our report dated September 28, 2010 relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Senesco Technologies, Inc. and Subsidiary for the year ended June 30, 2010.

/s/ MCGLADREY & PULLEN, LLP
New York, New York

September 28, 2010